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                                                                       EXHIBIT 5

                                August 11, 1998


Earle M. Jorgensen Company
3050 East Birch Street
Brea, CA  92821

     Re:  Registration Statement on Form S-4 - File No. 333-56777
          -------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Earle M. Jorgensen Company, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-4, File No. 333-56777 (the "Registration Statement"), and the amendments thereto, with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. The Registration Statement relates to the exchange of up to an aggregate principal amount of $105,000,000 of the Company's 9 1/2% Senior Notes due 2005, Series B (the "New Notes") for an equal amount of its outstanding 9 1/2% Senior Notes due 2005, Series A (the "Old Notes" and, together with the New Notes, the "Notes"). Capitalized terms used but not defined herein shall have the meanings as set forth in the Registration Statement or the Indenture relating to the Notes (the "Indenture"), as the case may be.

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers, and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents, and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, and the amendments thereto, (b) the Certificate of Incorporation of the Company, (c) the By-laws of the Company, (d) the minutes of meetings of the Board of Directors of the Company, (e) the Indenture for the Notes, (f) the Form of New Notes, and (g) the Statements on Form T-1 under the Trust Indenture Act of 1939, as amended, filed with the SEC in connection with the Indenture.

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that:
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Earle M. Jorgensen Company
August 11, 1998
Page 2


     (i) All natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") and the Indenture have sufficient legal capacity to enter into and perform their respective obligations under the Indenture and to carry out their roles in the Offering.

     (ii) Each party involved in the Offering other than the Company (collectively the "Other Parties") has satisfied all legal requirements that are applicable to it to the extent necessary to make the Indenture enforceable against it.

     (iii) Each of the Other Parties has complied with all legal requirements pertaining to its status as such related to its rights to enforce the Indenture against the Company.


Based upon and subject to the foregoing, it is our opinion that:

     (1) The Company is a corporation duly incorporated and existing under the laws of the State of Delaware.

     (2) The New Notes covered by the Registration Statement, when executed in the manner set forth in the Indenture and issued and delivered in the manner set forth in the Registration Statement, will be legally issued and will be binding obligations of the Company under the terms of the Indenture, except (i) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally; (ii) as enforceability may be limited by the effects of general principles of equity, whether applied by a court of law or equity; (iii) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws; and (iv) that we express no opinion as to the waiver of the defense of usury.


     Our opinion expressed above is limited to the laws of the States of Delaware and New York and the federal securities laws of the United States of America, and we do not express any opinion herein concerning any other law. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.
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Earle M. Jorgensen Company
August 11, 1998
Page 3

This opinion is solely for the information of the addressees hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person, without our prior written consent. No one other than the addressees hereof is entitled to rely on this opinion. This opinion is rendered solely for purposes of the issuing of the New Notes and should not be relied upon for any other purpose.

     We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                    Very truly yours,



                                    /s/ KATTEN MUCHIN & ZAVIS
                                    _____________________________________
                                    KATTEN MUCHIN & ZAVIS